UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by Energy XXI Ltd, a Bermuda exempted company (the “Company”), on April 14, 2016, the Company, Energy XXI Gulf Coast, Inc., an indirect wholly-owned subsidiary of the Company (“EGC”), EPL Oil & Gas, Inc., an indirect wholly-owned subsidiary of the Company (“EPL”) and certain other subsidiaries of the Company listed on Schedule 1 of the Restructuring Support Agreement (as defined below) (together with the Company, EGC and EPL, the “Debtors”) filed voluntary petitions for reorganization (the petitions collectively, the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) under the caption In re Energy XXI Ltd, et al., Case No. 16-31928 (the “Chapter 11 Cases”).

Also, as previously reported, prior to filing the Bankruptcy Petitions, on April 11, 2016, the Debtors entered into a Restructuring Support Agreement (as amended, the “Restructuring Support Agreement”) with certain holders (the “Second Lien Noteholders”) of EGC’s 11.000% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”), providing that the Second Lien Noteholders party thereto (the “Restructuring Support Parties”) will support a restructuring of the Debtors, subject to the terms and conditions of the Restructuring Support Agreement.

The Restructuring Support Agreement contains certain milestones for progress in the Chapter 11 Cases (the “Milestones”). On May 16, 2016, the Debtors entered into the First Amendment to the Restructuring Support Agreement by and among the Debtors and the Restructuring Support Parties (the “RSA Amendment”). Pursuant to the RSA Amendment, the Milestone by which the Debtors will have filed with the Bankruptcy Court (i) the joint prearranged plan of reorganization in accordance with the terms and conditions of the term sheet dated April 11, 2016 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), (ii) the related disclosure statement (the “Disclosure Statement”), (iii) a motion (the “Disclosure Statement and Solicitation Motion”) seeking, among other things, (A) approval of the Disclosure Statement, (B) approval of procedures for soliciting, receiving and tabulating votes on the Plan and for filing objections to the Plan and (C) to schedule the hearing to consider confirmation of the Plan (“Confirmation Hearing”) was extended from May 16, 2016 to May 20, 2016.

A copy of the RSA Amendment is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K). The foregoing description of the RSA Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the RSA Amendment.

Item 7.01	Regulation FD Disclosure.

On May 17, 2016, the Company entered into confidentiality agreements (collectively, as amended, the “Confidentiality Agreements”) with the Company and certain Second Lien Noteholders. In connection with negotiations that have occurred between the Second Lien Noteholders and Wells Fargo Bank, N.A., the administrative agent (the "Administrative Agent"), on behalf of the lenders (the “Lenders”) under the Company’s Second Amended and Restated First Lien Credit Agreement (the “Revolving Credit Facility”), the Company provided certain confidential information to the Second Lien Noteholders pursuant to the Confidentiality Agreements, which will expire pursuant to their terms at 8:00 a.m. eastern standard time on May 20, 2016. Pursuant to the Confidentiality Agreements, the Company has agreed to publicly disclose all material non-public information regarding the Company provided to the Second Lien Noteholders and their respective legal and financial advisors (the “Cleansing Materials”), including (i) company presentations and (ii) the RBL Restructuring Term Sheet (the “RBL Term Sheet”).

As a result of the negotiations between the Administrative Agent on behalf of Lenders and the Second Lien Noteholders, the parties came to an agreement on the treatment of the Revolving Credit Facility during the Chapter 11 Cases and upon emergence of the reorganized Company from Chapter 11 as memorialized in the RBL Term Sheet. The RBL Term Sheet includes:

•	the current amounts outstanding under the Revolving Credit Facility will remain in place during the Chapter 11 Cases;

•	$30 million of EPL restricted cash will be paid to the Lenders at emergence to permanently reduce the pre-petition EPL sub-facility balance under the Revolving Credit Facility;

•	a mandatory liquidity condition precedent for the reorganized Company of at least $90 million, consisting of cash and/or committed financing, upon emergence after all restructuring costs and claims due at emergence are paid;

•	the conversion of the remaining drawn amount of $69 million at the EPL sub-facility of the Revolving Credit Facility (after the paydown) plus accrued default interest into a new term loan with the reorganized Company with a maturity of three years; and

•	the conversion of EGC’s sub-facility of the Revolving Credit Facility into a new EGC sub-facility with a maturity of three years with outstanding letters of credit to be issued thereunder.

The provisions of the RBL Term Sheet will be reflected in greater detail as part of the Plan to be filed by the Debtors with the Bankruptcy Court.

Copies of the Cleansing Materials, including (i) the RBL Term Sheet and (ii) the creditor presentations, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K. The foregoing description of the RBL Term Sheet is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the RBL Term Sheet.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or their affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the bankruptcy filing by the Debtors, including, but not limited to: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate the Plan, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) the Bankruptcy Court rulings in the Chapter 11 Cases as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate the Plan, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of NASDAQ’s delisting on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for the Company’s common stock will exist or develop in the over-the-counter markets, and (xi) other risks and uncertainties. These risks and uncertainties could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2015, December 31, 2015 and March 31, 2016 for more information.  The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Restructuring Support Agreement by and among the Debtors and the Restructuring Support Parties, dated as of May 16, 2016.
99.1	RBL Restructuring Term Sheet.
99.2	Company presentations provided in connection with Second Lien Noteholder discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
May 20, 2016		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Restructuring Support Agreement by and among the Debtors and the Restructuring Support Parties, dated as of May 16, 2016.
99.1	RBL Restructuring Term Sheet.
99.2	Company presentations provided in connection with Second Lien Noteholder discussions.